                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                   RASTEROPS
         -------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125  per Exchange  Act Rules  0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]
                               2500 WALSH AVENUE
                             SANTA CLARA, CA 95051

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

                                OCTOBER 24, 1995

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RasterOps, a California corporation (the "Company"), will be held on Tuesday, October 24, 1995, at 9:00 a.m. local time, at the Company's offices at 2500 Walsh Avenue, Santa Clara, California 95051, for the following purposes:

    1. To elect Directors to serve until the next annual meeting and until their successors have been duly elected and qualified;

    2. To approve an amendment to the Company's Articles of Incorporation to change the name of the Company to Truevision, Inc.;

    3. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to 50,000,000 shares;

    4. To approve an amendment to the Amended 1988 Incentive Stock Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 515,000;

    5. To approve an amendment to the Company's Amended and Restated 1991 Director Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 100,000;

    6. To approve an amendment to the Company's Amended and Restated 1991 Director Option Plan to provide for a one-time grant of an option to purchase 25,000 shares of Common Stock to any non-employee who acts as Chairman of the Board of Directors of the Company;

    7. To ratify the Company's private placement of Common Stock and Warrants to purchase Common Stock on June 19, 1995;

    8. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending June 29, 1996; and

    9. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on August 25, 1995 are entitled to notice of and to vote at the meeting.

    All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Sincerely,

                                          [SIG]

                                          R. John Curson
                                          SECRETARY
Santa Clara, California
September 22, 1995

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED

                                   RASTEROPS

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                               SEPTEMBER 22, 1995

                                    GENERAL

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of RasterOps, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Tuesday, October 24, 1995, at 9:00 a.m. local time, at the Company's offices at 2500 Walsh Avenue, Santa Clara, California 95051, and at any adjournment or adjournments thereof.

    At the Annual Meeting, the Shareholders of the Company (the "Shareholders") will be asked to elect seven (7) directors, to amend the Company's Articles of Incorporation to change the name of the Company to Truevision, Inc., to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock (the "Common Stock") to 50,000,000, to amend the Amended 1988 Incentive Stock Plan to increase the number of shares reserved thereunder by 515,000, to amend the Amended and Restated 1991 Director Option Plan to increase the number of shares reserved thereunder by 100,000, to amend the Company's Amended and Restated 1991 Director Option Plan to provide for a one-time grant of an option to purchase 25,000 shares of Common Stock to any non-employee who acts as the Chairman of the Board of Directors of the Company, to ratify the June 19, 1995 private placement of the Company's securities, to ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending June 29, 1996, and to transact such other business as may properly come before the meeting. All proxies that are properly completed, signed and returned to the Company prior to the Annual Meeting will be voted.

    Any proxy given by a Shareholder may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by duly executed proxy bearing a later date, or by such Shareholder attending the Annual Meeting and expressing a desire to vote his or her shares in person. This Proxy Statement and the accompanying form of Proxy are being mailed to the Shareholders on or about September 22, 1995.

    The Board of Directors has fixed the close of business on August 25, 1995, as the record date for the determination of Shareholders entitled to vote at the Annual Meeting and any adjournment or adjournments thereof. At the close of business on the record date there were outstanding 12,395,545 shares of Common Stock, no par value, of the Company held of record by 343 Shareholders. Holders of shares of Common Stock on the record date are entitled to one vote for each share held. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business. If a choice is specified in the proxy as to the manner in which it is to be voted, the persons acting under the proxy will vote the shares of Common Stock represented thereby in accordance with such choice. If no choice is specified, the shares will be voted FOR the Directors nominated, FOR the change in the name of the Company to Truevision, Inc., FOR the increase in the authorized number of shares of Common Stock; FOR the increase in the number of shares reserved under the Amended 1988 Incentive Stock Plan, FOR the increase in the number of shares reserved for issuance under the Amended and Restated 1991 Director Option Plan, FOR the amendment to the Company's 1991 Director Option Plan, FOR the ratification of the June 19, 1995 private placement of the Company's securities, FOR the appointment of Price Waterhouse LLP as independent accountants for the fiscal year ending June 29, 1996, and in the discretion of the proxy holders as to any other matter properly to come before the meeting.

    In the event that sufficient votes in favor of proposals are not received by the date of the Annual Meeting, persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy at the Annual Meeting.

    The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed form of Proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees to solicit their customers who are owners of shares listed of record and names of nominees, and will reimburse them for reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    The Bylaws of the Company presently provide that the authorized number of Directors shall be between five and nine. At the Annual Meeting, seven (7) Directors will be elected to serve until the next Annual Meeting and until their successors are elected and qualified. The Company intends to nominate for election as Directors the seven (7) persons named below, all of whom are incumbent Directors. All of these nominees have indicated that they are able and willing to serve as Directors. In the event that any nominee of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

    Each of the seven (7) nominees for Director who receives the greatest number of votes will be elected. A Shareholder may, prior to the vote being taken, indicate his or her intention to cumulate votes. In such a case, each Shareholder would be entitled to that number of votes as equals the number of shares of Common Stock held by such Shareholder multiplied by seven (7) and would be entitled to allocate those votes to any one or more nominees for Director in the Shareholder's discretion. Each of the seven (7) nominees for Director who received the greatest number of votes would be elected. In any case, abstentions and broker non-votes are not considered in elections for Director.

    Unless otherwise instructed, the proxy holders intend to vote the shares of Common Stock represented by the proxies in favor of the election of these nominees.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE SEVEN NOMINEES FOR DIRECTOR.

INFORMATION CONCERNING NOMINEES

    The Company's nominees are listed below together with their ages and positions with the Company prior to the Annual Meeting:

           NAME              AGE           POSITION WITH THE COMPANY
---------------------------  --- ---------------------------------------------
Walter W. Bregman (1)(2)     61  Chairman of the Board
Louis J. Doctor              37  President, Chief Executive Officer and
                                  Director
Gordon E. Eubanks, Jr. (2)   50  Director
William H. McAleer (2)       44  Director
Kieth E. Sorenson            47  Director
Conrad J. Wredberg (1)       54  Director
Daniel D. Tompkins, Jr. (1)  54  Director

------------------------

(1)  Audit Committee member

(2)  Compensation Committee member

    All Directors are elected at the Annual Meeting of Shareholders to serve until the following Annual Meeting and until their successors are duly elected and have been qualified. There is no family relationship among any officers or Directors.

    Mr. Bregman has been a Director of RasterOps since July 1991 and Chairman of the Board since December 1994. He has been Chairman and Co-CEO of S&B Enterprises, a consulting firm, since March 1988, and since December 1992 has been President and CEO of Golf Scientific, Inc., a company that produces and sells golf instructional equipment. From July 1985 until June 1987, he was President and owner of the Cormorant Beach Club. Prior to July 1985, he served as President of International Playtex Inc. He is also a director of Symantec, Inc.

    Mr. Doctor has been President and Chief Executive Officer since he joined the Company in October 1994. Prior to joining RasterOps, he was President of The Arbor Group since May 1994, a company that offers corporate clients strategic services in the technology arena. He also held positions of Executive Vice President and Vice President of Business Development at SuperMac Technology, Inc. from June 1991 to April 1994. In March 1981, Mr. Doctor co-founded Raster Technologies, a manufacturer of high-end graphics and imaging systems, and served as its President until January 1989. Mr. Doctor was an independent consultant from January 1989 to 1991.

    Mr. Eubanks is currently President and CEO of Symantec Corporation, a leading developer of application and utility software for PC and Macintosh computers. Previously, he was Vice President of Digital Research, Inc.'s commercial systems division. Mr. Eubanks then founded C&E Software, which merged with Symantec in 1983. In 1985, he created Turner Hall Publishing, a division of Symantec devoted to publishing third-party software. Mr. Eubanks is a former President of the Software Publishers Association.

    Mr. McAleer is currently President of Alliance Partners which provides capital funding and transaction advisory services. Until October 1994, he was Vice President of Finance, Chief Financial Officer and Secretary of Aldus Corporation. At Aldus, Mr. McAleer was responsible for finance, legal and business development activities, including the company's merger with Adobe Systems. Prior to joining Aldus, he was Vice President of Finance and Administration with Ecova Corporation until April 1988 and also served as Vice President and Corporate Controller for Westin Hotels.

    Mr. Sorenson, a founder of the Company, has served as a Director since June 1987. He also served as Chairman of the Board from June 1987 until December 1994, as Chief Executive Officer from June 1987 until September 1993 and as President from June 1987 until April 1993. Mr. Sorenson has been a partner with Sorenson, Thomas & Co., an investment management firm since February. From September 1979 to June 1987, Mr. Sorenson was employed by Ramtek Corporation ("Ramtek"), a manufacturer of computer graphic systems, where he most recently held the position of Vice President of Engineering and Product Development.

    Mr. Wredberg has been a Director of RasterOps since October 1992. In April 1995, he became President of Transmission Systems Business Division of the Broad Band Communications Group of Scientific Atlanta, Inc. Previously, he had been President and General Manager of American Microsystems, Inc. ("AMI") for eight years. He joined AMI in 1985 as Vice President of Manufacturing and became Senior Vice President of Operations in 1986. Prior to his joining AMI, Mr. Wredberg worked at Mostek Corporation, a subsidiary of United Technologies Corporation, where he most recently held the position of Vice President of Quality Assurance.

    Mr. Tompkins has been a Director of RasterOps since October 1988. He is the Managing General Partner of DT Associates, a venture capital management company, which is the general partner of Novus Ventures, an SBIC venture capital fund. From November 1981 to September 1993, he was employed by Dialogic Systems Corporation which invested in information processing companies both directly and as a former limited partner of DSC Ventures, a venture capital fund. In addition, from April 1988 to September 1993, Mr. Tompkins served as a managing general partner of DSC Associates, a general partnership that was a managing general partner of DSC Ventures. He is also a director of Cornerstone Imaging.

                                  PROPOSAL TWO
                            CHANGE IN CORPORATE NAME

    The Company, which acquired Truevision, Inc., an Indiana corporation ("Truevision"), in August 1992, underwent a significant shift in its overall corporate strategy and focus in the fall of 1994. The Company believed that its RasterOps business was becoming less attractive while its Truevision business was providing emerging market opportunities. The Board of Directors believes it is in the best interest of the Company and its shareholders to amend the Company's Articles of Incorporation (the "Articles") to change the Company's name to Truevision, Inc. to avoid confusion and to enhance the Truevision brand identity.

    The affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the amendment to the Company's Articles of Incorporation. Abstentions will be counted toward the number of shares represented and voting at the meeting. Broker non-votes will be disregarded.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE CHANGE IN THE COMPANY'S NAME TO TRUEVISION, INC.

                                 PROPOSAL THREE
                      INCREASE IN AUTHORIZED COMMON STOCK

    The Board of Directors determined in September 1995 that it is in the best interest of the Company and its Shareholders to amend the Articles to increase the number of authorized shares of Common Stock to 50,000,000. The Articles currently provide that the number of shares of Common Stock available for issuance by the Company is 15,000,000.

    The affirmative vote of the holders of a majority of shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the above-proposed amendment to the Articles. Abstentions will be counted toward the number of shares represented and voting at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK.

                                 PROPOSAL FOUR
               AMENDMENT OF THE AMENDED 1988 INCENTIVE STOCK PLAN

    The Company's Amended 1988 Incentive Stock Plan (the "Option Plan"), was approved by the Board of Directors in February 1988 and by the Shareholders in December 1988. Amendments increasing the number of shares reserved for issuance under the Option Plan were adopted by the Board of Directors and ratified by the Shareholders in each of 1989, 1990, 1991, 1992, 1993 and 1994, increasing the number of shares reserved for issuance thereunder to a total of 2,526,300 shares.

    In September 1995, the Board approved an amendment increasing the number of shares reserved for issuance under the Option Plan by an additional 515,000 shares, for an aggregate of 3,041,300 shares reserved for issuance under the Option Plan. The Shareholders are requested to approve this amendment to the Option Plan.

    As of August 25, 1995 options to purchase 577,043 shares had been exercised, options to purchase 1,523,710 shares held by 161 optionees were outstanding at a weighted average per share exercise price of $3.792 per share and 425,547 shares remained available for future grants under the Option Plan (not including the proposed additional shares).

    The affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the amendment to the Option Plan. Abstentions will be counted toward the number of shares represented and voting at the meeting. Broker non-votes will be disregarded.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE AMENDED 1988 INCENTIVE STOCK PLAN.

SUMMARY OF THE AMENDED 1988 INCENTIVE STOCK PLAN

    GENERAL. The Amended 1988 Incentive Stock Plan gives the Board, or a committee which the Board appoints, authority to grant options to purchase Common Stock and stock purchase rights. Options granted under the Option Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, at the discretion of the Board or its committee.

    PURPOSES.   The purposes  of the Option  Plan are to  attract and retain the best available personnel for the Company, to provide additional incentive to the employees of the Company and to promote the success of the Company's business.

    ADMINISTRATION. The Option Plan is administered by the Board or a committee of the Board in compliance with Rule 16b-3 so as to qualify the Option Plan for exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    ELIGIBILITY. The Option Plan provides that stock options and stock purchase rights may be granted to employees (including officers and directors who are also employees) and consultants of the Company and its parent or subsidiaries. Incentive stock options may be granted only to employees. The Board or a committee of the Board selects the participants and determines the number of shares to be subject to each stock option or stock purchase right.

    EXERCISE PRICE. The per share exercise price for shares issued pursuant to options or stock purchase rights granted under the Option Plan is determined by the Board or its committee and must not be less than 100% of the fair market value of the Common Stock, in the case of incentive stock options, and 85% of the fair market value of the Common Stock, in the case of nonstatutory stock options or stock purchase rights, on the date of the grant. Fair market value per share is the closing price as reported on the Nasdaq National Market on the date of grant. Incentive and nonstatutory stock options granted to Shareholders owning more than 10% of the Company's outstanding stock are subject to the additional restriction that the exercise price must be at least 110% of the fair market value on the date of grant.

    OPTIONS. Each option is evidenced by a written agreement between the Company and the person to whom such option is granted. The Board or its committee determines the terms of the options granted under the Option Plan. Each option shall be designated either an incentive stock option or a nonstatutory stock option except that, to the extent that the aggregate fair market value of the shares with respect to which options designated as incentive stock options are exercisable for the first time by an optionee during any calendar year (under all plans of the Company) exceeds $100,000, such excess options shall be treated as nonstatutory stock options. Options granted before November 1988 typically vest ratably each month over a three-year period, and options granted after November 1988 typically vest 25% after one year and ratably each month over the next three years. Pursuant to the Option Plan, options may be subject to the following additional terms and conditions.

        (a) TERM OF OPTIONS. The term of each option granted under the Option Plan is ten years from the date of grant in the case of incentive stock options and ten years and one day in the case of nonstatutory options, unless a shorter period is provided in the stock option agreement. However, options granted to an optionee who, at the time of the grant, owns stock representing more than ten percent (10%) of the Company's outstanding stock, expire five years from the date of grant in the case of incentive stock options and five years and one day from the date of grant in the case of nonstatutory options.

        (b)  EXERCISE OF OPTION.   The Optionee must earn  the right to exercise
    the option by continuing to work for the Company. The Board or a committee of the Board may determine when options are exercisable.

        An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the Board or its committee.

        (c) TERMINATION OF EMPLOYMENT. If an optionee's employment or consulting relationship with the Company is terminated for any reason other than death or permanent disability, options outstanding under the Option Plan may be exercised within 30 days (or such other period of time as determined by the Board, not to exceed certain limits) after the date of such termination to the extent the options were exercisable on the date of termination.

        (d) DISABILITY. If an optionee's employment by the Company terminates because of total and permanent disability, options outstanding under the Option Plan may be exercised within six months (or such other period of time as determined by the Board not to exceed certain limits, but in no event later than the date of expiration of the term of such option) after termination to the extent such options were exercisable at the date of termination.

        (e) DEATH OF OPTIONEE. If an optionee should die while employed by the Company, options may be exercised at any time within six months (or such other period of time as determined by the Board not to exceed certain limits, but in no event later than the date of expiration of the term of such option) after death to the extent the options were exercisable at the date of death.

    STOCK PURCHASE RIGHTS. Each stock purchase right is evidenced by a written agreement between the Company and the person to whom such right is granted. The board or its committee determines the terms relating to the right, including the time within which such person must accept the offer to purchase, which shall in no event exceed six months from the date of grant. Unless the Board determines otherwise, the Company will have a right to repurchase shares in the event of termination of the purchaser's employment. Such repurchase right will lapse at a rate determined by the Board.

    OTHER  PROVISIONS.   The option  or stock  purchase right  may contain other
terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board or its committee.

    NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. The options and stock purchase rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee or purchaser, only by such optionee or purchaser.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION OR MERGER. In the event any change is made in the Company's capitalization, such as a stock split or reverse stock split, appropriate adjustment shall be made to the purchase price and to the number of shares subject to the stock option or stock purchase right. In the event of the proposed dissolution or liquidation of the Company, all options will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the successor corporation shall assume all outstanding options or substitute new options therefor. If the successor corporation refuses to assume or substitute for outstanding options, the Board shall provide for the exercisability of such options to accelerate in full.

    AMENDMENT AND TERMINATION OF THE OPTION PLAN. The Board may amend or terminate the Option Plan from time to time in such respects as the Board may deem advisable without approval of the Shareholders; provided, however, that Shareholder approval of amendments to the Option Plan shall only be required to the extent necessary to comply with Rule 16b-3 or Section 422 of the Code (or any other applicable law or regulation).

    In any event, the Option Plan shall terminate in 1998. Any options or stock purchase rights outstanding under the Option Plan at the time of its termination shall remain outstanding until they expire by their terms.

TAX INFORMATION

    Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

    An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

    All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

    The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

    The foregoing summary of the effects of federal income taxation upon the participant and the Company with respect to the purchase of shares under the Option Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax implications of an optionee's death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

                                 PROPOSAL FIVE
                          APPROVAL OF THE AMENDMENT TO
               THE AMENDED AND RESTATED 1991 DIRECTOR OPTION PLAN

    In September 1995, the Board approved an amendment increasing the number of shares reserved for issuance under the Amended and Restated 1991 Director Option Plan (the "Director Option Plan") by an additional 100,000 shares, for an aggregate of 250,000 shares reserved for issuance under the Director Option Plan. The Shareholders are requested to approve this amendment to the Director Option Plan.

    As of August 25, 1995 no options to purchase shares had been exercised, options to purchase 105,000 shares held by six (6) optionees were outstanding at a weighted average per share exercise price of $5.37 per share and 45,000 shares remained available for future grants under the Director Option Plan (not including the proposed additional shares).

    The affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the amendment to the Director Option Plan. Abstentions will be counted toward the number of shares represented and voting at the meeting. Broker non-votes will be disregarded.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE AMENDED AND RESTATED 1991 DIRECTOR OPTION PLAN.

    Each of the non-employee Directors of the Company has a personal interest in the approval by the Shareholders of the proposed amendment to the Director Option Plan, as such amendment will result in additional options to purchase shares which may be granted to non-employee Directors under the Director Option Plan.

SUMMARY OF THE DIRECTOR OPTION PLAN

    The Director Option Plan was originally adopted by the Board of Directors in July 1991 and was subsequently amended by the Board in October 1991 for the purpose of granting new options to non-employee directors upon the surrender and cancellation of options with higher exercise prices previously granted to such non-employee directors in July 1991. The Director Option Plan was again amended by the Board in July 1992 to provide for the automatic annual grant of an option to purchase 2,500 shares on the date of the Company's Annual Meeting of Shareholders (the "Annual Meeting") to each non-employee director who is a member of the Board immediately before such Annual Meeting and remains a member of the Board immediately after such Annual Meeting, for so long as such director remains a member of the Board, in lieu of a prior quadrennial grant of an option to purchase 10,000 shares, and an amendment for the purpose of granting new options to non-employee directors with exercise prices of $11.25 per share upon the surrender and cancellation of options with exercise prices of $13.50 per share previously granted to such non-employee directors in October 1991.

    The essential features of the Director Option Plan are outlined below.

    PURPOSE. The purposes of the Director Option Plan are to attract and retain the best available personnel for service as directors of the Company, to provide additional incentive to the non-employee directors and to encourage their continued service on the Board.

    ADMINISTRATION. The Director Option Plan is designed to work automatically and not to require administration. However, to the extent administration is necessary, it will be provided by the board of Directors of the Company. The interpretation and construction of any provision of the Director Option Plan by the Board shall be final and conclusive.

    ELIGIBILITY FOR AND EXERCISABILITY OF OPTIONS. The Director Option Plan provides for the grant of nonstatutory stock options to non-employee directors of the Company. Under the terms of the plan as amended by the Board in October 1991, (i) non-employee directors who were members of the Board on July 25, 1991 ("Current Outside Directors") received an option on such date to purchase 10,000 shares of Common Stock, which options were to become exercisable at the rate of 25% per year for four years following July 1, 1991, (ii) each non-employee director who becomes a member of the Board after July 25, 1991, will receive an option on the date that such director first becomes a member of the Board to purchase 10,000 shares of Common Stock, which option shall become exercisable at the rate of 25% per year for four years following the date of grant and (iii) each non-employee director who is a member of the Board immediately before the Company's Annual Meeting (as defined above) and remains a member of the Board immediately after such Annual Meeting, shall receive on the date of the Annual Meeting, for so long as such non-employee director remains a member of the Board, an additional option to purchase 2,500 shares of Common Stock subject to four year vesting from the date of grant similar to the vesting provisions set forth above.

    In accordance with the terms of the plan as originally adopted by the Board in July 1991, each of the Current Outside Directors (Messrs. Bregman, Kidd, Sarlo and Tompkins) received an option (an

"Initial Stock Option") on July 26, 1991, to purchase 10,000 shares of Common Stock on July 26, 1991, as reported on the Nasdaq National Market). Following a decline in the price of the Company's Common Stock that occurred soon after the grants of the Initial Stock Options, the Board approved an amendment to the Plan on October 14, 1991 (the "First Amendment") for the purpose of granting new options to the Current Outside Directors with exercise prices equal to the fair market value of the Company's Common Stock on such dates (which exercise prices are less than the exercise prices of the Initial Stock Options). In accordance with the terms of the First Amendment, each Current Outside Director received on October 14, 1991, an option (a "Second Stock Option") to purchase 10,000 shares of Common Stock, which option becomes exercisable at the rate of 25% per year for four years following July 1, 1991, at an exercise price of $13.50 per share (the closing price of the Company's Common Stock on October 14, 1991, as reported on the Nasdaq National Market). Upon issuance of the Second Stock Options, the Initial Stock Options were canceled. Except as set forth in this paragraph, all provisions of the plan as adopted by the Board in July 1991 remained in full force and effect following the First Amendment. In July 1992, the Board of Directors repriced certain options which had been previously granted by the Company, including all options that had been granted under the Director Option Plan at exercise prices above $11.25 such that the new exercise price of such options is $11.25 (the closing price of the Company's Common Stock on July 22, 1992, as reported on the Nasdaq National Market).

    TERMS  OF OPTIONS.   Options granted under  the Director Option  Plan have a
term of ten years. Each option is evidenced by a director option agreement between the Company and the director to whom such option is granted.

    Rule 16b-3. Options granted to directors must comply with the applicable provisions of Rule 16b-3 or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Director Option Plan transactions.

    CONSIDERATION. The consideration to be paid for shares to be issued upon exercise of an option, including the method of payment, shall be determined by the board and may consist entirely of (i) cash, (ii) check or (iii) such other consideration and method of payment for the issuance of shares as approved by the Board to the extent permitted under applicable law.

    OPTION PRICE. The option price under the Director Option Plan is 100% of the fair market value of the Company's Common Stock on the date of grant. Fair market value per share is the closing price as reported on the Nasdaq National Market System on the date of grant.

    TERMINATION OF STATUS AS A DIRECTOR THROUGH DEATH, DISABILITY OR OTHERWISE. Under the Director Option Plan, in the event an optionee ceases to serve as a director of the Company for any reason other than death or total and permanent disability, an option may thereafter be exercised, to the extent it was exercisable at the date of such termination, for six months. If an optionee's service as a director of the Company is terminated as a result of the optionee's permanent and total disability, the option will be exercisable for 12 months following such termination, but only to the extent it was exercisable at the date of termination. If an optionee's services as a director of the Company is terminated by reason of the optionee's death, the option will be exercisable by the optionee's estate or successor for twelve months following death, but only to the extent it was exercisable at the date of death. However, in no event may an option be exercised once its term has expired.

    NONTRANSFERABILITY OF OPTIONS. Options granted pursuant to the Director Option Plan are nontransferable by the optionee, other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the optionee, only by the optionee.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION OR MERGER. In the event any change is made in the Company's capitalization, such as stock split or reverse stock split, appropriate adjustment shall be made to the purchase price and to the number of shares subject to the stock option. In the event of the proposed dissolution or liquidation of the Company, all options will terminate immediately prior to the consummation of such action. The Board shall declare that all stock options shall terminate as of such date and give each optionee the right to exercise his stock option as to all of the stock subject to the option, including shares as to which the stock option would not otherwise be exercisable. Under the Director Option Plan as currently in effect, in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the successor corporation shall assume all outstanding options or substitute new options therefor. However, if such successor corporation or a parent or subsidiary of such successor corporation does not assume or substitute an equivalent option, then the optionee shall have the right to exercise the option as to all stock subject to the option, including shares as to which the option would not otherwise be exercisable. In the event that the proposed amendment to the Director Option Plan that is being submitted to the Shareholders hereby is approved, certain mergers or sales of all or substantially all of the assets of the Company will result in acceleration of the exercisability of the option, as more fully set forth above.

    AMENDMENT AND TERMINATION. The Board may amend, alter, suspend or discontinue the Director Option Plan at any time, but such amendment, alteration, suspension or discontinuation shall not adversely affect any stock option then outstanding under the Director Option Plan, without the consent of the holder of such option. To the extent necessary and desirable to comply with Rule 16b-3 (or any other applicable law or regulation), the Company shall obtain Shareholder approval of any amendment to the Director Option Plan in such a manner and to such a degree as required.

    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS. The following is a brief summary of the federal income tax consequences of transactions under the Director Option Plan based on federal securities and income tax laws currently in effect. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

    Options granted under the Director Option Plan are nonstatutory options. Because the optionee is a director of the Company, the date of taxation (and the date of measurement of taxable ordinary income) may be deferred unless the optionee files an election under Section 83(b) of the Code. Otherwise the federal income taxation will be the same as described for nonstatutory stock options in the Amended 1988 Incentive Stock Plan portion of this Proxy Statement. See the discussion of nonstatutory stock options under "Proposal Four -- Amendment of the Amended 1988 Incentive Stock Plan -- Tax Information."

    DIRECTOR OPTION GRANTS IN FISCAL YEAR 1995. In fiscal year ended July 1, 1995, non-employee directors of the Company, as a group, received options to purchase 62,500 shares of the Company's Common Stock (including 25,000 shares subject to Shareholder approval of Proposal Six below).

                                  PROPOSAL SIX
                        APPROVAL OF THE AMENDMENT TO THE
                 AMENDED AND RESTATED 1991 DIRECTOR OPTION PLAN

    At the Annual Meeting, the Shareholders are being asked to approve an amendment to the Company's Amended and Restated 1991 Director Option Plan (the "Director Option Plan") to provide for a one-time automatic grant of an option to purchase 25,000 shares of Common Stock to non-employee directors who become the Chairman of the Board on or after December 16, 1994.

    The proposed amendment was approved by the Board of Directors on January 26, 1995 (with Mr. Bregman, the current Chairman of the Board, abstaining). Mr. Bregman became Chairman of the Board on December 16, 1994 and therefore received an option to purchase 25,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on December 16, 1994 ($2.25 per share), which will become effective on Shareholder approval.

    As of August 25, 1995, options to purchase 105,000 shares had been granted with a weighted average per share exercise price of $5.37, and zero shares had been exercised under the Director Option Plan.

    The affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the amendment to the Director Option Plan. Abstentions will be counted toward the number of shares represented and voting at the meeting. Broker non-votes will be disregarded.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE 1991 DIRECTOR OPTION PLAN.

    Each of the non-employee Directors of the Company has a personal interest in the approval by the Shareholders of the proposed amendment to the Director Option Plan, as such amendment could result in such non-employee directors being granted such option if such non-employee directors become the Chairman of the Board of Directors. Mr. Bregman has a personal interest in the approval by the Shareholders of the proposed amendment to the Director Option Plan, as such amendment would result in Mr. Bregman receiving an Option as set forth above.

                                 PROPOSAL SEVEN
               RATIFICATION OF SALE OF SECURITIES BY THE COMPANY

    On June 19, 1995, the Company sold to certain investors 500,000 units (the "Units"), each consisting of four (4) shares of Common Stock and a warrant to purchase one (1) share of Common Stock. The price of the Common Stock was determined using the ten-day trailing average price of the Company's Common Stock on the ten (10) trading days preceding the date on which the Company and the purchasers entered into definitive agreements for the purchase and sale of the Units (June 9, 1995). The Warrants were priced at a 10% premium to the closing sale price on the Nasdaq National Market on the date the Units were offered. The price per share of the Common Stock and the exercise price per share of the Warrants sold in the private placement were $4.31 and $5.22, respectively. The Purchasers of the Units also received certain registration rights relating to the Common Stock and Common Stock issuable upon exercise of the Warrants.

    In connection with this private placement, the Company has received a request from the National Association of Securities Dealers, Inc. (the "NASD"), in which the Company is asked to verify that the placement was consistent with the NASD's shareholder approval requirements. The Company believes that there was no violation of such shareholder approval requirements. However, the Company and the NASD have not reached a resolution of this matter at this time, and there can be no assurance that the NASD will not take action against the Company in connection with such matter, which could include removing the Company from quotation on the Nasdaq National Market, or from quotation on the Nasdaq Stock Market entirely. Accordingly, the Company has decided to seek ratification of the sale of the Units by the Company. If it were determined by the NASD that Shareholder approval was required, this ratification would not meet such requirement. However, the Board of Directors believes that obtaining Shareholder ratification of the private placement may be beneficial to the Company's position with the NASD with respect to this matter.

    No specific vote of Shareholders is required to ratify the private placement as it has already occurred and cannot be rescinded.

    THE  BOARD  OF   DIRECTORS  RECOMMENDS  THAT   THE  SHAREHOLDERS  VOTE   FOR
RATIFICATION OF THE SALE OF SECURITIES BY THE COMPANY IN THE JUNE 19, 1995 PRIVATE PLACEMENT.

                                 PROPOSAL EIGHT
            RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP
                       AS INDEPENDENT ACCOUNTANTS FOR THE
                        FISCAL YEAR ENDING JUNE 29, 1996

    Price Waterhouse LLP has been the independent accountants for the Company since 1988 and, upon recommendation of the Audit Committee, their appointment as independent accountants for the 1996 fiscal year has been approved by the Board of Directors, subject to ratification by the Shareholders.

    Shareholder ratification of the selection of Price Waterhouse LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Price Waterhouse LLP to the Shareholders for ratification as a matter of good corporate practice. If the Shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its Shareholders.

    The affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting will be required to ratify the appointment of Price Waterhouse LLP. Abstentions will be counted toward the number of shares represented and voting at the meeting. Broker non-votes will be disregarded.

    THE  BOARD  OF   DIRECTORS  RECOMMENDS  THAT   THE  SHAREHOLDERS  VOTE   FOR
RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 29, 1995.

    Representatives of Price Waterhouse LLP are expected to be present at the meeting and will be given an opportunity to make a statement, if they so desire, and to answer appropriate questions.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company held a total of eleven (11) meetings during fiscal year 1995. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or its committees on which he served, during the time each director was a member of the Board of Directors. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a Nominating Committee or a committee performing the functions of a Nominating Committee.

    The Audit Committee consists of Walter W. Bregman, Daniel D. Tompkins, Jr. and Conrad J. Wredberg. The Audit Committee met four (4) times during fiscal year 1995. The Audit Committee approves the engagement of the Company's independent accountants and services to be performed by such independent accountants and reviews the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee currently consists of Walter W. Bregman, Gordon Eubanks, Jr. and William H. McAleer. The members of the Compensation Committee during fiscal year 1995 were Walter W. Bregman, Daniel D. Tompkins, Jr. and, beginning January 1995, Kieth E. Sorenson. The Compensation Committee met five
(5) times during fiscal year 1995. The Compensation Committee reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies and approves salaries of and bonuses and option grants to employees, including officers and eligible directors.

                           COMPENSATION OF DIRECTORS

    Directors who are not currently receiving compensation as officers or employees of the Company or any of its affiliates are paid a fee of $1,500 per meeting of the Board of Directors, plus reasonable expenses pertaining to their service as directors. These fees are not paid for telephonic meetings of the Board of Directors. In addition, all non-employee directors of the Company participate in the 1991 Director Option Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 25, 1995 by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's Directors, the Chief Executive Officer, three other highly compensated executive officers for fiscal year 1995 and two highly paid former executive officers of the Company who received compensation during fiscal year 1995, and (iii) all Directors and executive officers as a group.

                                                  SHARES
                                               BENEFICIALLY   PERCENT
          NAME OF BENEFICIAL OWNER              OWNED (1)     OF CLASS
---------------------------------------------  ------------   --------
Scitex Corporation Ltd. (2)                       3,354,645     24.1%
 P.O. Box 330
 46103 Herzlia B, Israel
Louis J. Doctor (3)                                 192,622      1.5%
Carl C. Calabria (4)                                162,188      1.3%
R. John Curson                                            0     *
Robert J. O'Brien (5)                                20,000     *
Paul J. Smith (6)                                    75,863     *
Michael R. O'Leary (7)                                    0     *
Walter W. Bregman (8)                                25,350     *
Gordon E. Eubanks, Jr. (9)                                0     *
William H. McAleer (10)                               3,500     *
Kieth E. Sorenson                                     5,588     *
Daniel D. Tompkins (11)                              50,337     *
Conrad J. Wredberg (12)                               8,125     *
All executive officers and directors as a
 group
 (19 persons) (3)(4)(6)(8)(11)(12)(13)              569,990      4.5%

------------------------
  *  Less than one percent (1%).
 (1) Except as indicated in other notes to this table, each Shareholder listed has sole voting and dispositive power with respect to the shares beneficially owned, subject to applicable community property laws. As required by regulations adopted by the Securities and Exchange Commission, the calculations assume that the shares of Common Stock subject to options or warrants or convertible securities that are exercisable or convertible within sixty (60) days of August 25, 1995 are outstanding with respect to the Shareholder who owns such options or warrants or convertible securities, but not with respect to any other Shareholder.
 (2) Includes 1,534,645 shares of Common Stock reserved or to be reserved for issuance upon the exercise of a warrant.
 (3) Includes 140,000 shares of Common Stock issuable pursuant to warrant exercisable within 60 days.
 (4) Includes 42,188 shares of Common Stock issuable pursuant to options exercisable within 60 days.
 (5) Mr. O'Brien commenced employment on December 12, 1994.
 (6) Includes 67,333 shares of Common Stock issuable pursuant to options exercisable within 60 days.
 (7) Mr. O'Leary commenced employment on July 1, 1994 and ceased on December 30, 1994.
 (8) Includes 9,375 shares of Common Stock issuable pursuant to options exercisable within 60 days.
 (9) Mr. Eubanks, Jr. became a Director effective January 26, 1995.
(10) Mr. McAleer became a Director effective January 26, 1995.
(11) Includes 9,375 shares of Common Stock issuable pursuant to options exercisable within 60 days.
(12) Includes 5,625 shares of Common Stock issuable pursuant to options exercisable within 60 days.
(13) Includes 299,313 shares of Common Stock issuable pursuant to options exercisable within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Wredberg, a Director of the Company, also served during a portion of the fiscal year ending July 1, 1995 as president of AMI, which is a vendor of various parts used by the Company in the manufacture of its products. Aggregate sales to the Company by AMI during the fiscal year ended July 1, 1995 were approximately $605,000.

    Scitex became a five (5) percent shareholder of the Company pursuant to the terms of a Private Placement Agreement (the "Private Placement Agreement") between the Company and Scitex dated as of June 7, 1993, pursuant to which the Company (i) issued and sold to Scitex 1,250,000 shares of the Company's Common Stock at a purchase price of $8.00 per share, and (ii) granted to Scitex a warrant (the "Warrant") to purchase additional shares of the Company's Common Stock at a purchase price of $9.00 per share. The Warrant has a three year term and allows Scitex to purchase an amount of the Company's Common Stock which, when aggregated with all other Common Stock of the Company purchased by Scitex directly from the Company, does not exceed 19.99% of the issued and outstanding Common Stock of the Company at the time of such exercise. Based on the Company's capitalization on August 25, 1995, Scitex would be entitled to purchase up to 1,532,412 shares of the Company's Common Stock pursuant to the exercise of the Warrant. Scitex was also a purchaser of certain products manufactured by the Company during the last completed fiscal year. Pursuant to the Private Placement Agreement, the Company has also agreed to negotiate in good faith toward a program of strategic cooperation with Scitex. Aggregate sales to Scitex by the Company during the fiscal year ended July 1, 1995 were approximately $1,244,000.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The Summary Compensation Table is intended to provide an easily understood overview of executive compensation. The three-year table is designed to enable Shareholders to understand clearly compensation for the last fiscal year and to identify trends in the Company's compensation of its top managers. The Summary Compensation Table includes individual compensation information on the Chief Executive Officer, three other highly paid executive officers for fiscal year 1995 and two highly paid former executive officers of the Company who received compensation during fiscal year 1995.

                                                            ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                                                --------------------------------------------  -------------------------------
                                                                            OTHER ANNUAL                        ALL OTHER
    NAME AND PRINCIPAL POSITION        YEAR     SALARY ($)  BONUS ($)    COMPENSATION ($)(1)   OPTIONS (#)   COMPENSATION ($)
-----------------------------------  ---------  ---------  ------------  -------------------  -------------  ----------------
Louis J. Doctor (2)                       1995    124,052           0             1,000           400,000(3)            0
 President & CEO                          1994          0           0                 0                 0               0
                                          1993          0           0                 0                 0               0
Carl C. Calabria                          1995    157,250           0             1,000           150,000          39,369(5)
 Sr. V.P. Engineering                     1994    167,623           0                 0            15,000          11,051(5)
                                          1993    132,227       2,902(4)              0            50,000               0
R. John Curson                            1995    140,000           0             4,000           140,000(6)            0
 Sr. V.P. & CFO                           1994     93,949           0             5,250            80,000               0
                                          1993          0           0                 0                 0               0
Robert J. O'Brien (7)                     1995     72,417      20,000(8)         19,750           100,000               0
 Sr. V.P. Worldwide Sales                 1994          0           0                 0                 0               0
                                          1993          0           0                 0                 0               0
Inactive Former Executive
 Officers:
 Paul J. Smith                            1995     55,000           0             2,250                 0         178,913(9)
 Former President & CEO                   1994    220,000           0             9,000            30,000               0
                                          1993     51,756           0             2,075           100,000               0
Michael R. O'Leary (10)                   1995     70,833           0             3,000            50,000          36,223(11)
 Former V.P. Sales                        1994          0           0                 0                 0               0
                                          1993          0           0                 0                 0               0

------------------------
Footnotes:
 (1) Represents in part an auto allowance for Mr. Curson, Mr. O'Brien, Mr. Smith and Mr. O'Leary. Also represents 401(k) Company match for Mr. Doctor, Mr.
      Calabria and Mr. O'Brien. The Company match began January 1, 1995 and is $1,000.00 per individual.
 (2) Mr. Doctor commenced employment with the Company on October 10, 1994.
 (3) Issued warrant for 400,000 shares.
 (4) Bonus amount is reported for the fiscal year in which earned and without regard to when paid.
 (5) Represents relocation allowance.
 (6) Stock options of 80,000 shares were surrendered on November 10, 1994. A new grant was issued for 140,000 shares on November 10, 1994.
 (7) Mr. O'Brien commenced employment with the Company on December 12, 1994.
 (8) Represents a bonus for accepting employment.
 (9) Represents vacation payout of $13,913 and severance pay of $165,000.
(10) Mr. O'Leary commenced employment with the Company on July 1, 1994 and terminated his employment relationship on December 31, 1994.
(11) Represents vacation payout of $2,890 and severance pay of $33,333.

                       OPTION GRANTS IN LAST FISCAL YEAR

    All stock options granted in the last fiscal year to the Chief Executive Officer, three other highly paid executive officers for fiscal year 1995 and two highly paid former executive officers who received compensation during fiscal year 1995 are disclosed in the following table. This table discloses, for each named executive, the gain or "spread" that would be realized if the options were exercised on the expiration date, assuming that the Company's stock had appreciated at the level indicated, compounded annually over the life of the options.

                                                                                        POTENTIAL
                                                                                     REALIZABLE VALUE
                                                                                    AT ASSUMED ANNUAL
                                           INDIVIDUAL GRANTS                          RATES OF STOCK
                       ----------------------------------------------------------   PRICE APPRECIATION
                                   % OF TOTAL                                           FOR OPTION
                       OPTIONS   OPTIONS GRANTED                                        TERMS (2)
                       GRANTED   TO EMPLOYEES IN    EXERCISE OR BASE   EXPIRATION   ------------------
        NAME           (#)(1)      FISCAL YEAR        PRICE ($/SH)        DATE      5% ($)    10% ($)
---------------------  -------  -----------------   ----------------   ----------   -------  ---------
Louis J. Doctor        400,000        23.7               $2.75           11/10/04   691,784  1,753,116
Carl C. Calabria       150,000         8.9               $2.75           11/10/04   259,419    657,419
R. John Curson         140,000         8.3               $2.75           11/10/04   242,124    613,591
Robert J. O'Brien      100,000         5.9               $2.75           11/10/04   172,946    438,279
Paul J. Smith                0           0              --                 --             0          0
Michael R. O'Leary      50,000         3.0               $3.75           08/02/04   117,918    298,827

------------------------
Footnotes:

(1) Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on date of grant. Options under the Company's 1988 Stock Option Plan generally become exercisable 25% one year after issuance and 1/48th each month thereafter for 36 months. The term of each option granted is the earlier of (i) ten years or (ii) 30 days after termination of the holder. Mr. Doctor was granted a warrant to purchase 400,000 Shares of the Company's Common Stock. One hundred thousand of such shares became exercisable on January 1, 1995. The remaining shares will become exercisable at a rate of 6,666.67 per month, such that the warrant will be fully exercisable on October 1, 1998.

(2) The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. In addition, the price of the Company's Common Stock has to date appreciated significantly beyond these levels, from $2.75 to $3.75 at the date the options were granted to $9.50 on September 6, 1995. Current realizable value therefore exceeds the amounts set forth above.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    This table discloses the aggregate dollar value realized upon exercise of stock options in the last fiscal year by the Chief Executive Officer, three other highly paid executive officers and two highly paid former executive officers who received compensation during fiscal year 1995. For each named executive, the table also includes the total number of unexercised options and the aggregate dollar value of in-the-money unexercised options held at the end of the last completed fiscal year, separately identifying the exercisable and unexercisable options.

                                                                   NUMBER OF OPTIONS         VALUE OF IN-THE-MONEY
                                                                      OUTSTANDING            OPTIONS AS OF JULY 31,
                                                                  AS OF JULY 31, 1995               1995(1)
                          SHARES ACQUIRED                      --------------------------  --------------------------
         NAME             ON EXERCISE(#)    VALUE REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------  -----------------  -----------------  -----------  -------------  -----------  -------------
Louis J. Doctor (2)                  0                  0         140,000        260,000            0              0
Carl C. Calabria                     0                  0          39,480        175,520        2,539        456,836
R. John Curson                       0                  0               0        140,000            0        420,000
Robert J. O'Brien                    0                  0               0        100,000            0        300,000
Paul J. Smith                        0                  0          62,167         10,333       52,396          8,541
Michael R. O'Leary                   0                  0               0              0            0              0

------------------------
(1) Valuations above for unexercised in-the-money options are based on the difference between the option price and fair market value at July 1, 1995 ($5.75 per share). Accordingly, an option is reported as having zero value if the exercise price of the option equaled or exceeded the fair market value of the Company's Common Stock at July 1, 1995. Since July 1, 1995, the price per share of the Company's Common Stock has appreciated further (to $9.50 per share on September 6, 1995). The actual values of in-the-money options are therefore greater than those reflected above.
(2)  Mr.  Doctor  was  granted  a  warrant to  purchase  400,000  Shares  of the
     Company's  Common  Stock.  One  hundred  thousand  of  such  shares  became exercisable on January 1, 1995. The remaining shares will become exercisable at a rate of 6,666.67 per month, such that the warrant will be fully exercisable on October 1, 1998.

                             EMPLOYMENT AGREEMENTS

MR. LOUIS J. DOCTOR

    In connection with RasterOps' employment of Mr. Doctor, the Company has agreed to pay Mr. Doctor $170,000 per year and has agreed to grant Mr. Doctor a warrant to purchase 400,000 shares of the Company's Common Stock (the "Warrant"). One hundred thousand shares subject to the Warrant became exercisable on January 1, 1995 and the remaining shares will become exercisable at a rate of 6,666.67 shares per month thereafter such that the Warrant will be fully exercisable on October 1, 1998. Upon a change of control of the Company, the vesting period will accelerate and the warrant will thereupon become fully exercisable. In addition, the Company has agreed that upon the occurrence of such event, if Mr. Doctor becomes subject to the "golden parachute" provisions of the Code by virtue of such change in control, the Company will reimburse Mr. Doctor for any additional taxes owed upon the exercise of the Warrant.

MR. PAUL J. SMITH

    The Company has an agreement with Mr. Smith which provided for his employment at will, for a period ending on the earlier of (i) April 7, 1996, or
(ii) the date on which a notice of termination was tendered by either Mr. Smith or the Company. Such notice was tendered on October 10, 1994. The agreement provides for an initial annual base salary of $220,000, such performance bonuses as the Board of Directors shall authorize, and participation in the employee benefit plans and executive compensation programs maintained by the Company which are applicable to other key executives of the Company. In the event of a change in control of the Company, the unvested portion of any stock option held by Mr. Smith under the Company's stock option plans will automatically accelerate and Mr. Smith will have the right to exercise all or any portion of such options, in addition to any portion of the options exercisable prior to such event. For purposes of the agreement, a change of control is defined in a substantially identical manner to the definition of change of control included in the proposed amendment to the Director Option Plan. Pursuant to the agreement, Mr. Smith has been retained as a consultant at his base salary and benefits at the time of his departure until the earlier of (a) the date on which Mr. Smith secures full-time employment, (b) 12 months from the date of termination, or (c) a breach by Mr. Smith of certain obligations under the agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No current member of the Compensation Committee is an officer or employee of the Company.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

INTRODUCTION

    During the fiscal year 1995, the Compensation Committee of the Board of Directors consisted of Messrs. Bregman, Tompkins and, since January 1995, Sorenson. All of the members of the Committee were outside Directors during fiscal year 1995. The Compensation Committee establishes the general compensation policies for the Company's executive officers.

PHILOSOPHY

    The Compensation Committee believes that the Company must provide the executive officers of the Company with compensation competitive with peer companies to attract and retain experienced employees critical to the success of the Company in meeting its performance and strategic objectives and to maximize shareholder value. The Compensation Committee believes that the compensation of the executive officers, including the Chief Executive Officer, should be related to the Company's long-term performance. With respect to Section 162(m) of the Code (which limits deductibility of executive compensation exceeding $1 million per individual per year unless certain conditions are met), the Amended 1988 Incentive Stock Plan currently qualifies for a temporary exemption from Section 162(m), and the Company currently intends to take steps to secure a permanent exemption. The Company has not taken any steps to qualify any other compensation plans for exemptions from Section 162(m), although it has entered into an agreement with its Chief Executive Officer to compensate him in the event he is adversely affected by Section 162(m). See "Compensation of Chief Executive Officer," below. The Compensation Committee will continue to evaluate its other compensation plans in light of Section 162(m).

COMPENSATION PLANS

    For executive officers, compensation is comprised of three elements: Base Compensation, Cash Incentive Compensation and Long-term Incentive Compensation.

    BASE COMPENSATION is established by reviewing the salaries of executive officers of comparable-sized peer companies, the Company's financial performance during the past year and individual performance of the executives during the past year. The Company generally attempts to compensate its executive officers at or above the amounts paid to employees with similar levels of responsibility at comparably-sized peer companies. Factors relating to the Company's financial performance that may be relevant to increasing or decreasing base salary include revenues and earnings. Factors relating to individual performance that are assessed in setting base compensation vary based on particular duties and areas of responsibility of the individual officer. The establishment of base compensation involves a subjective assessment and weighing of the foregoing criteria and is not based on any specific formula.

    To implement the Compensation Committee's philosophy of rewarding the Company's executive officers based upon the long-term performance of the Company, during fiscal year 1995, the Compensation Committee offered to award additional incentive stock options to those executive officers who agreed to a reduction in their base compensation. The Compensation Committee believes that reorienting the compensation package received by the Company's executive officers toward the long-term success of the Company is in the best interests of the Company and its Shareholders.

    CASH INCENTIVE COMPENSATION is directly related to the Company's achievement of revenue and earnings goals. Early in each fiscal year, the Compensation Committee establishes specified targets, generally with respect to revenues and earnings and in certain cases with respect to the items based on a particular executive officer's duties and areas of responsibility, and provides for bonuses to be paid based on the Company's performance against such targets. During fiscal 1995, because the Company did not meet a minimum established earnings level, no cash incentive payments were made to executives.

    LONG-TERM INCENTIVE COMPENSATION is comprised of stock options which is the Company's only long-term compensation element. This program is intended to provide additional incentives to the executive officers to maximize shareholder value. All options are granted at the current market price and utilize vesting periods which encourage executive officers to remain with the Company. Equity compensation is granted based on the Compensation Committee's judgment in each case based on the individual circumstances of each executive officer.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. Doctor was hired as the Company's Chief Executive Officer ("CEO") during fiscal 1995, and his compensation was established based on the above factors. Mr. Doctor's base salary ($170,000 per year) was set approximately at the level consistent with other Chief Executive Officers at comparatively-sized, peer companies. In addition and consistent with the Compensation Committee's philosophy, Mr. Doctor was granted a warrant to purchase 400,000 shares of Common Stock in order to orient his compensation package toward the increase of Shareholder value rather than predominantly base salary. In connection with the grant of the warrant, the Compensation Committee approved a provision in Mr. Doctor's employment agreement obligating the Company to reimburse Mr. Doctor for any additional taxes owed by Mr. Doctor beyond ordinary income taxes.

                  THE MEMBERS OF THE COMPENSATION COMMITTEE FOR FISCAL YEAR 1995

                                          Walter W. Bregman

                                          Daniel D. Tompkins, Jr.

                                          Kieth E. Sorenson
                                           (From January 1995)

                               PERFORMANCE GRAPH

    The Securities and Exchange Commission requires a comparison on an indexed basis of cumulative total shareholder return for the Company, a relevant broad equity market index and a published industry or line-of-business index. Cumulative total shareholder return represents share value appreciation assuming dividend reinvestment. The Common Stock of the Company is traded on the Nasdaq National Market. Set forth below is a graph comparing cumulative total shareholder return for the last five (5) fiscal years (commencing June 30, 1990) on the Company's Common Stock, the Nasdaq(US) Index and the Hambrecht & Quist Technology Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            RASTEROPS    H&Q TECHNOLOGY     NASDAQ
6/30/90            100               100         100
6/30/91         111.84            100.60      105.89
6/30/92          63.16            114.31      127.25
6/30/93          48.03            139.66      159.99
6/30/94          23.03            141.70      161.61
7/1/95           30.26            237.29      215.33

                                 MISCELLANEOUS

    SHAREHOLDER PROPOSALS

    Shareholder proposals complying with the applicable rules under the Securities and Exchange Act of 1934 intended to be presented at the 1996 Annual Meeting of Shareholders of the Company must be received by the Company by May 25, 1996 to be eligible for inclusion in the Company's proxy materials for such meeting. Such proposals should be directed to the attention of R. John Curson, Chief Financial Officer, RasterOps, 2500 Walsh Avenue, Santa Clara, California 95051.

    OTHER BUSINESS

    The Board of Directors is not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of Proxy will vote such proxy in accordance with their best judgment on such matters.

    SECTION 16 FILINGS

    The Company believes that its officers, directors and five percent shareholders complied with all Section 16(a) filing requirements applicable to such officers, directors and five percent shareholders during fiscal year 1995 with the exception that Mr. William Carter, who was hired on April 17, 1995, filed his Form 3 on May 8, 1995 and Mr. William McAleer filed an amended Form 3 in September 1995 indicating he owned 3,500 shares of the Company's Common Stock prior to joining the Board of Directors in March 1995.

    1995 ANNUAL REPORT TO SHAREHOLDERS AND 1995 ANNUAL REPORT ON FORM 10-K

    A copy of the 1995 Annual Report to Shareholders accompanies this Proxy Statement. RasterOps' Annual Report on Form 10-K for the year ended July 1, 1995, as filed with the Securities and Exchange Commission, containing full audited financial statements and financial statement schedules also accompanies this Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS.

Santa Clara, California
September 22, 1995

    The undersigned shareholder of RASTEROPS (the "Company") acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement each dated September 22, 1995, and the undersigned revokes all prior proxies and appoints Louis J. Doctor and R. John Curson or either of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at the Company's offices at 2500 Walsh Avenue, Santa Clara, California 95051 at 9:00 a.m. on October 24, 1995, and at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

1.         ELECTION OF DIRECTORS         FOR all nominees listed below          WITHHOLD AUTHORITY
                                         (EXCEPT AS MARKED TO THE CONTRARY      TO VOTE FOR ALL NOMINEES LISTED
                                         BELOW) / /                             BELOW / /
                 Walter W. Bregman, Louis J. Doctor, Gordon E. Eubanks, Jr., William H. McAlcer,
                        Keith E. Sorenson, Conrad J. Wredberg and Daniel D. Tompkins, Jr.
2.         AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE CORPORATE NAME TO TRUEVISION, INC.
                            / /  FOR            / /  AGAINST            / /  ABSTAIN
3.         AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO 50,000,000.
                            / /  FOR            / /  AGAINST            / /  ABSTAIN
4.         AMENDMENT TO THE 1988 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE THEREUNDER BY
           515,000.
                            / /  FOR            / /  AGAINST            / /  ABSTAIN
5.         AMENDMENT TO THE AMENDED AND RESTATED 1991 DIRECTOR OPTION PLAN TO INCREASE THE NUMBER OF SHARES
           AVAILABLE THEREUNDER BY 100,000.
                            / /  FOR            / /  AGAINST            / /  ABSTAIN
6.         AMENDMENT TO THE AMENDED AND RESTATED 1991 DIRECTOR OPTION PLAN TO PROVIDE FOR ONE-TIME GRANTS OF
           OPTIONS TO PURCHASE 25,000 SHARES OF COMMON STOCK TO NON-EMPLOYEE DIRECTORS WHO ACT AS CHAIRMAN OF THE
           BOARD OF DIRECTORS FOR THE COMPANY.
                            / /  FOR            / /  AGAINST            / /  ABSTAIN
7.         RATIFICATION OF THE COMPANY'S PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS TO PURCHASE COMMON STOCK
           ON JUNE 19, 1995.
                            / /  FOR            / /  AGAINST            / /  ABSTAIN
8.         RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR
           ENDING JUNE 29, 1996.
                            / /  FOR            / /  AGAINST            / /  ABSTAIN
9.         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
                                                     / /  GRANT            / /  WITHHOLD

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7, AND 8 AND IN THE DISCRETION OF THE PROXIES AS TO OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
                                                 Dated: __________________, 199_
                                                 _______________________________
                                                            Signature
                                                 _______________________________
                                                    Signature if held jointly

                                                 (This Proxy should be dated and
                                                 signed   by   the   shareholder
                                                 exactly  as  his/her  name   is
                                                 printed   at   the   left   and
                                                 returned   properly   in    the
                                                 enclosed   envelope.  A  person
                                                 signing   as    an    executor,
                                                 administrator, trustee or
                                                 guardian should so indicate and
                                                 specify  his/her  title.  If  a
                                                 corporation,  please  sign   in
                                                 full corporate name by
                                                 President  or  other authorized
                                                 officer.  If   a   partnership,
                                                 please sign in partnership name
                                                 by   authorized  person.  Joint
                                                 owners each should sign.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE